Exhibit 21.1

SUBSIDIARIES OF MILLIPORE CORPORATION

Company Name	Jurisdiction of Organization

BioAnaLab Limited	United Kingdom

Bioprocessing Corporation Limited	United Kingdom

Bioprocessing Limited	United Kingdom

Celliance Lawrence, Inc.	Delaware

Celliance Limited	United Kingdom

Chemicon Australia Pty. Ltd.	Australia

Chemicon Europe Limited	United Kingdom

Delahardt SAS	France

Millilux S.a.r.L.	Luxembourg

Millinvest S.a.r.L.	Luxembourg

Millipart S.a.r.L.	Luxembourg

Millipore (Canada) Ltd.	Canada

Millipore (Shanghai) Trading Company Ltd.	China

Millipore (U.K.) Ltd.	United Kingdom

Millipore A/S	Denmark

Millipore AB	Sweden

Millipore AG	Switzerland

Millipore AS	Norway

Millipore Asia Ltd.	Delaware

Millipore Australia Pty. Ltd.	Australia

Millipore B.V.	Netherlands

Millipore Bioscience Caribe Ltd.	Bermuda

Millipore China Ltd.	Hong Kong

Millipore Cork	Ireland

Millipore Dublin International Finance Company	Ireland

Millipore GesmbH	Austria

Millipore GmbH	Germany

Millipore Iberica S.A.	Spain

Millipore India Pvt. Limited	India

Millipore Industria E Comercio Ltda.	Brazil

Millipore International Holdings, S.a.r.L.	Luxembourg

Millipore International Holding Company B.V.	Netherlands

Millipore Ireland Limited	Ireland

Millipore Ireland B.V.	Netherlands

Millipore Kft	Hungary

Millipore Korea Ltd.	Korea

Millipore Mauritius Limited	Mauritius

Millipore OY	Finland

Company Name	Jurisdiction of Organization

Millipore Pacific Limited	Delaware

Millipore S.A. de C.V.	Mexico

Millipore S.A./N.V.	Belgium

Millipore S.p.A.	Italy

Millipore S.R.O.	Czech Republic

Millipore SAS	France

Millipore Singapore Pte. Ltd.	Singapore

Millipore Sp.z.o.o.	Poland

Millipore UK Holdings I, LLC	Delaware

Millipore UK Holdings II, LLC	Delaware

Millipore UK Holdings LLP	United Kingdom

Minerva Insurance Co. Ltd.	Bermuda

Nihon Millipore K.K.	Japan

Serologicals European Holding Limited	United Kingdom

Serologicals Global Holding Company Limited	United Kingdom

Serologicals UK Holding Company Limited	United Kingdom

Tullagreen Holdings Limited	Ireland

Upstate Ion Channel Discovery Group Limited	United Kingdom

Upstate Limited	United Kingdom

Upstate USA, Inc.	New York